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                                                                   EXHIBIT 10.14



                      THE AMERICAN INSTITUTE OF ARCHITECT


                                     [LOGO]


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                               AIA Document A101
            STANDARD FORM OF AGREEMENT BETWEEN OWNER AND CONTRACTOR
                        where the basis of payment is a
                                 STIPULATED SUM
                                  1987 EDITION

      THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH
   AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. The 1987 Edition of AIA Document A201, General Conditions of the Contract
     for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.
                This document has been approved and endorsed by
                 The Associated General Contractors of America.

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AGREEMENT

made as of the 10th day of July in the year of Nineteen Hundred and Ninety Eight

BETWEEN the Owner:       95 Lorimer Street L.L.C.
(Name and address)       95 Lorimer Street L.L.C., Brooklyn, New York

and the Contractor:      Iroquois Wrecking Corp.
(Name and address)       37-55 39th Street
                         Long Island, City, NY 11101

The Project is:          The demolition and removal at 95-107 Lorimer Street
(Name and location)                                    128-140 Middleton St.
                         1 Six story concrete building
                         1 Five story wood building
                         1 Six story wood building
                         1 Two story power house and brick stack

The Architect is:        NONE
(Name and address)


The Owner and Contractor agree as set forth below.

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Copyright 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, (c)
1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

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                                   ARTICLE I
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.

                                   ARTICLE 2
                           THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

The demolition and removal at the following buildings:

     1 Six story concrete building
     1 Five story brick and wood building
     1 Six story brick and wood building
     1 Two story brick power house with stack

The work includes excavation, foundation removal and backfill.

The asbestos on the roof is included in this contract.

                                   ARTICLE 3
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)


Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.


3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than December 31, 1998.

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

NONE

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                                   ARTICLE 4
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                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Nine Hundred Seventy Thousand Dollars ($977,000.00), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner.

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

4.3 Unit prices, if any, are as follows:

Bond 3%                                 $ 29,310.00
Asbestos Removal Roof Only              $ 80,000.00
6 Story concrete building               $360,000.00  ($60,000.00 per floor)
  Story brick & wood building           $175,000.00  ($35,000.00 per floor)
6 Story brick & wood building           $ 72,000.00  ($12,000.00 per floor)
2 Story power house & stack             $ 40,000.00  (25,000.00 PH-$15,000.stac)
Clean out loose trash-all buildings     $ 20,000.00
Excavation                              $120,000.00
Foundation removal - lump sum           $ 40,690.00
Backfill - lump sum                     $ 40,000.00
                                        -----------
                                        $977,000.00

No work will be performed on Saturdays or Jewish Holidays and Chol Hamoes (except security).



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                                   ARTICLE 5
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                               PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

      The bond is to be paid for when it is submitted to the owner. All other payments are to be made twice a month for actual work performed on the 15th and 30th. The bill will be presented on the 7th and the 23rd at each month, the allow the owner or his agent to approve the payment request.

5.3

5.4 Each Application for Payment shall be based upon the schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Subparagraphs 5.6.1 and 5.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

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                                   ARTICLE 9

                        ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those
      contained in the Project Manual dated                        , and are as
      follows:


DOCUMENT                         TITLE                                PAGES



NONE






9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3 and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)


SECTION                         TITLE                                PAGES








All work to be performed in accordance with all New York City Laws and Ordinances.


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9.1.5   The Drawings are as follows, and are dated           unless a
        different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement)

Number                               Title                     Date

See attached lot map.






9.1.6   The addenda, if any, are as follows:

Number                               Date                      Pages

NONE



Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9.



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9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that building requirements such as advertisement or invitation to bid instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)


This Agreement is entered into 25 of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER 95 LORIMER LLC               CONTRACTOR Iroquois Wrecking Corp.

/s/ JOSEPH LANDAU                  X /s/ NORMAN BIRMINGHAM
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Joseph Landau       Member         Norman Birmingham, President
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(Printed name and title)           (Printed name and title)

[AIA LOGO] CAUTION: You should sign an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.

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                             [MIDDLETON STREET MAP]
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                             [MIDDLETON STREET MAP]
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                 RIDER TO AGREEMENT BETWEEN OWNER AND CONTRACTOR

This rider hereby is made a part of the Agreement Between Owner and Contractor, dated July 10, 1998, between 95 Lorimer, LLC, having an address at 95 Lorimer Street, Brooklyn, New York ("Owner"), and Iroquois Wrecking Corp., having an address at 37-55 39th Street, Long Island City, New York ("Contractor"), for the for the demolition and removal of the structures existing at 95-107 Lorimer Street and 128-140 Middelton Street, Brooklyn, New York. If there is any conflict between this Rider and the remainder of the Agreement, the provisions of this Rider shall govern.

            1. The Project shall include demolition of all structures presently on the site, including, without limitation, the demolition of the buildings set forth in the agreement, and the excavation of the site. No structures are to be left. All foundations and footing are to be removed. All concrete slabs are to be removed from the basement. The contractor shall provide ramps as specified by owner for trucks to come onto the site adequate to support trucks that would normally enter upon a construction site of this sort. The excavation shall be conducted in accordance with the instructions of owner and the plans of the architect, Bricolage Designs, or amendments thereof. The depth of the new foundation is to be approximately 5'6" below legal trade. The rear yard is to be back filled and graded to approximately 4'5" above legal grade, the upper two feet to be clean fill. All other areas are to be back filled and graded to legal grade, except for the ramp area. All back fills are to be free and clear of debris.

            2. The contractor agrees to keep the work premises and adjoining ways free of waste material and rubbish. The contractor further agrees to remove all waste material and rubbish on termination of the project, together with all its tools, equipment, machinery and surplus materials. It agrees, on terminating its work at the site, to conduct general clean-up operations.

            3. Contractor shall, prior to commencement of work under this contract, furnish to Owner a performance bond covering the faithful performance of this contract and the payment of all obligations arising under it in the amount of $977,000.00 and in a form and with a surety or sureties satisfactory to owner.

            4. The contractor shall ensure that the site is safe and secure, and shall post a security guard on the site at all times, until the completion of the project, to protect the equipment and the public safety.

            5. The contractor agrees to pay for and keep in force during the entire period of construction on the project such liability insurance as will protect it from claims, under workers' compensation and other employee benefit laws, for bodily injury and death, and for property damage, that may arise out of work under this contract, whether directly or indirectly by the contractor, or directly or indirectly by a subcontractor. The minimum liability

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limits of such insurance shall not be less than $2,000,000.00 per occurrence.
Such insurance shall name owner as additional insured, and shall include contractual liability insurance applicable to the contractor's obligations under this contract. Proof of such insurance shall be filed by the contractor with the owner within a reasonable time after execution of this contract.

            6. Construction under this contract shall begin as soon as is practicable after the execution of this agreement, and shall be completed no later than December 31, 1998, time being of the essence.

            7. The contractor shall, as soon as is practicable after the execution of this contract, notify the owner in writing of the names of any subcontractors proposed for the various parts of the work. If either the owner has an objection to any subcontractor whose name is submitted, he must notify the contractor in writing within 15 days after receipt of the list of proposed subcontractors.

            All subcontractors employed on the work shall operate from an established place of business, preferably located in the community in which the work is conducted. All agreements between the contractor and subcontractors shall be bona fide contracts, including all costs for labor and materials involved under the various subcontracts. No divided agreements for materials and labor or profit-sharing agreements between the contractor and the subcontractors shall be allowed. All agreements between the contractor and the subcontractors shall contain provisions specifying: (1) that the work performed by the subcontractors must be in accordance with the terms of the contract documents;
(2) that nothing contained in such agreements shall impair the rights of the owner or the architect under the contract documents; and (3) that in case of a conflict between such an agreement and the contract documents, the dispute shall be resolved in favor of the latter.

      The contractor agrees that it is as fully responsible to the owner for the acts and omissions of the subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it.

      Nothing contained in the contract documents shall create any contractual relation between any subcontractor and the owner.

            8. Any governmental violations occurring on the property from the date of this agreement to the date of the completion of the project, including without limitation Environmental Control Board Violations, shall be cured by the contractor. Notwithstanding any provision of this agreement to the contrary, the contractor shall not be entitled to the final payment until a search shows that all such violations are cured and paid for.


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            9     All tools and materials are to be kept in an orderly fashion and in compliance with any applicable, laws, rules, statutes, codes, or ordinances. Owner shall in no way be responsible for any materials, tools, or equipment on the job site or on the street.

            10. Contractor shall not engage in any work outside of the scope of this agreement without the prior express written permission of the owner.

            11. The contractor agrees to indemnify and hold harmless the owner, and its agents and employees, from and against all claims, damages, losses, and expenses, including reasonable attorneys' fees in case it shall be necessary to file an action, arising out of performance of the work, which are
(1) for bodily injury, illness, or death, or for property damage, including loss of use, and (2) caused in whole or in part by the contractor's negligent act or omission, or that of a subcontractor, or that of anyone employed by them or for whose acts the contractor or subcontractor may be liable.

            12. The contractor shall provide and pay for all labor, materials, and equipment, including tools, construction equipment, and machinery, utilities, including water, transportation, and all other facilities and services necessary for the proper completion of work on the project. The owner may, at its option, pay for materials and the amounts so expended shall be deducted from the amount payable to the contractor under this agreement.

            13. If the contractor causes damage in any manner whatsoever to construction taking place in other areas of the site, the amount payable to the contractor hereunder shall be reduced by the amount necessary to repair the damage cause by the contractor.

            14. The contractor shall not perform any work or be present on the job site on Saturdays or any Jewish Holiday, including, without limitation, the intermediate says of Succoth and Passover, except with respect to the contractor's obligations with regard to keeping the premises safe and secure outlined above.

            15. Final payment shall not be due until the contractor has delivered to the owner, in recordable form, a complete release of all liens arising out of this contract, or receipts in full covering all labor, materials and equipment for which a lien could be filed, or in the alternative a bond satisfactory to the owner indemnifying the owner against such liens.

            16. The contractor shall comply with all public laws, statutes, ordinances, rules, and regulations respecting the work, including but not limited to compliance with OSHA regulations, and shall pay all taxes required by law in connection with work on the project in accordance with this contract including sales, use, and


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